1st Quarter 2024 Earnings Presentation April 30, 2024 Exhibit 99.2

Safe Harbor Statement Worthington Armstrong Joint Venture (“WAVE”). Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, expected savings from cost management initiatives, the performance of our WAVE1 joint venture, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our quarterly report for the three months ended March 31, 2024, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP is included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, April 30, 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation The deferred compensation accruals were for cash and stock awards that are recorded over each awards’ respective vesting period, as such payments were subject to the sellers’ and employees’ continued employment with the Company. Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – changes in the fair value of contingent consideration and deferred compensation accruals1 for acquisitions). The Company excludes all acquisition-related amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. Our tax rate may be adjusted for certain discrete items which are identified in the footnotes. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate All dollar figures throughout the presentation are in $ millions, except share and per share data, and all comparisons are versus the applicable prior-year period unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q1 2024 Q1 2023 Net sales $326.3 $310.2 Net earnings $59.9 $47.3 Operating income $86.1 $70.2 Adj. EBITDA* $111 $96 Operating income margin (operating income % of net sales) 26.4% 22.6% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 33.9% 30.9% Diluted net earnings per share $1.36 $1.04 Adj. diluted net earnings per share* $1.38 $1.12 Net cash provided by operating & investing activities $32.3 $24.7 Adj. free cash flow* $43 $30 Net cash provided by operating & investing activities % of net sales 9.9% 8.0% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 13.3% 9.6% Segment Results Q1 2024 Q1 2023 MF AS UC MF AS UC Net sales $239.6 $86.7 - $228.4 $81.8 - Operating income (loss) $79.2 $7.7 ($0.8) $63.8 $7.2 ($0.8) Adj. EBITDA* $99 $12 - $84 $12 - Operating income margin (operating income % of net sales) 33.1% 8.9% NM 27.9% 8.8% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 41.2% 14.0% NM 36.8% 14.3% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

Delivering Strong Earnings and Cash Flow Growth

1st Quarter 2024 Key Takeaways

AWI net sales up 5% and adj. EBITDA* up 16%

Total company adj. EBITDA margin* expanded 300bps to 33.9%

Mineral Fiber segment adj. EBITDA* up 18%

Adj. EBITDA margin* expanded 450bps to 41.2%, with strong AUV[1] improvement and healthy contribution from WAVE[2] equity earnings

Architectural Specialties segment adj. EBITDA* up 4%

Steady sales growth pressured by modest cost headwinds and project timing

Raising 2024 Guidance

Reflecting acquisition of 3form, LLC and improved Mineral Fiber profitability

$326M (+5% VPY)
Net Sales

$111M (+16% VPY)
Adj. EBITDA*

$1.38 (+23% VPY)
Adj. Diluted EPS*

$43M (+46% VPY)
Adj. Free Cash Flow*

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Average Unit Value (“AUV”). Includes both like-for-like price and mix impacts.
2. Worthington Armstrong Joint Venture (“WAVE”).

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3form Acquisition Expands Architectural Specialties Product Portfolio

Enhances relationship with architects and designers and strengthens AWI's market position







3form at a Glance

A design-driven category leader in translucent finishings

~390 employees

3 production facilities

~$96M of sales in 2023

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Robust Adj. EBITDA Margin* Expansion on Strong AUV & WAVE

Mineral Fiber Q1 2024 Results

Net Sales Growth VPY



$228
$240
+5%
Q1 '23
Q1 '24

Adj. EBITDA* VPY	Q1
2023 Adj. EBITDA*	$84
AUV	13
Volume	(5)
Manufacturing[1]	-
Input Costs[2]	4
SG&A[3]	(4)
WAVE	7
2024 Adj. EBITDA*	$99
% Change	18%

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation and amortization throughout the presentation.
2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.
3. Excludes the change in depreciation and amortization throughout the presentation.

Q1 Mineral Fiber Key Highlights

- 8% topline AUV growth driven by favorable like-for-like pricing and favorable mix
- Negative volumes driven by lapping prior-year home center inventory build
- Adj. EBITDA margin* expanded 450bps to 41.2%
- Strong WAVE contribution with higher volumes and margin improvement
- Advancing innovative ceiling tiles focused on reducing the carbon footprint in the built environment

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Consistent Sales Growth Pressured by Project Timing

Architectural Specialties Q1 2024 Results



Net Sales Growth VPY



$82
$87
+6%
Q1 '23
Q1 '24

Adj. EBITDA* Comparison VPY	Q1
2023 Adj. EBITDA*	$12
Sales	4
Manufacturing[1]	(1)
SG&A[2]	(2)
2024 Adj. EBITDA*	$12
% Change	4%

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation and amortization throughout the presentation.
2. Excludes the change in depreciation and amortization throughout the presentation.

Q1 Architectural Specialties Key Highlights

- Sales growth driven by 2023 acquisition of BOK Modern and strength in metal category
- Adj. EBITDA margin* compressed 20bps on modest cost headwinds
- Choppy start to the year … continuing to monitor project timelines and overall market backdrop
- Transportation bidding activity remains strong and supports multi-year opportunity

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Q1 2024 Consolidated Company Key Metrics Strong AUV & WAVE Earnings Drives Adj. EBITDA Margin* Expansion Q1 2023 Q1 2024 Variance Net Sales $310 $326 5% Adj. EBITDA* $96 $111 16% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 30.9% 33.9% 300bps Adj. Diluted Earnings Per Share* $1.12 $1.38 23% Adj. Free Cash Flow* $30 $43 46% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. 2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. 3. Excludes the change in depreciation and amortization throughout the presentation.. 1 2 3

Cash flow generation supports all capital allocation priorities Substantial Adjusted Free Cash Flow* Growth to Start the Year *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital and other current assets and liabilities. Q1 2024 Capital Deployment Q1 2024 Adj. Free Cash Flow* Up 46% vs Prior Year $30 $43 1 $ - $ -

Remaining focused on solid execution and margin expansion Raising Full Year 2024 Guidance Commentary1 Prior: $1,335M to $1,375M 3% to 6% YoY Net Sales Growth Prior: $5.60 to $5.90 5% to 11% YoY Adj. Diluted EPS* Prior: $450M to $470M 5% to 9% YoY Adj. EBITDA* Prior: $275M to $290M 5% to 10% YoY Adj. Free Cash Flow* $1,395M to $1,435M 8% to 11% YoY Reflects update from prior guidance Expecting slower economic growth in 2H Initiatives partially offset lower market demand, resulting in MF volume down low-single digits MF AUV grows at historic average and improved WAVE performance, driving margin expansion AS segment continues to penetrate fragmented market & deliver profitable growth Includes contribution from recently announced 3form acquisition $285M to $300M 8% to 14% YoY $465M to $485M 8% to 13% YoY $5.80 to $6.05 9% to 14% YoY Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure Additional assumptions available in the appendix of this presentation.

Appendix

Updating Full Year 2024 Assumptions Segment1 Net Sales Adjusted EBITDA Margin* Mineral Fiber +2% to +5% growth >40% (prior: ~40%) Architectural Specialties +21% to +24% growth (prior: +6% to +9%) ~18% (prior: ~19%) Consolidated Metrics Full Year 2024 Capital expenditures $80M to $90M Depreciation and amortization $96M to $104M (prior: $90M to $100M) Interest expense $40M to $42M Book / cash tax rate ~25%/ 25% to 26% Shares outstanding ~44M (prior: ~43M to 44M) Return of investment from joint venture $94M to $104M (prior: $85M to $95M) Shipping Days vs Prior Year 2023 2024 20252 Q1 +1 - - Q2 - - - Q3 (1) +1 - Q4 - +1 - Full Year - +2 - 13 *Non-GAAP Measure. Architectural Specialties includes recent acquisition of 3form but does not reflect any other future acquisitions. Based on preliminary expectations. Subject to change.

RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted earnings from continuing operations before income taxes. For the Three Months Ended March 31, 2024 2023 Net sales $326 $310 Net earnings $60 $47 Add: Income tax expense 20 17 Earnings before income taxes $80 $64 Add: Interest/other income and expense, net 6 6 Operating income $86 $70 Add: RIP expense1 1 1 Add: Acquisition-related impacts2 - 1 Add: Cost reduction initiatives - 3 Adjusted operating income $86 $75 Add: Depreciation and amortization 24 21 Adjusted EBITDA $111 $96 Operating income margin 26.4% 22.6% Adjusted EBITDA margin 33.9% 30.9% For the Three Months Ended March 31, 2024 2023 Net earnings $60 $47 Add: Income tax expense 20 17 Earnings before income taxes $80 $64 Add: Acquisition-related impacts2 - 1 Add: Acquisition-related amortization3 2 1 Add: Cost reduction initiatives - 3 Adjusted net earnings before income taxes $82 $69 Less: Adjusted income tax expense4 (21) (18) Adjusted net earnings $61 $51 Diluted shares outstanding 44.1 45.5 Effective tax rate 25% 26% Diluted net earnings per share $1.36 $1.04 Adjusted diluted net earnings per share $1.38 $1.12 Adjusted EBITDA Reconciliation Adjusted Diluted EPS Reconciliation

Contingent compensation payments related to 2020 acquisition recorded as a component of net cash provided by operating activities. Contingent consideration payments related to the acquisition. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. “NM”: Not meaningful. For the Three Months Ended March 31, 2024 2023 Net cash provided by operating activities $26 $26 Net cash provided by (used for) investing activities $6 ($2) Net cash provided by operating and investing activities $32 $25 Add: Acquisitions, net 6 - Add: Contingent consideration in excess of acquisition-date fair value1 - 5 Add: Arktura deferred compensation2 6 - Adjusted free cash flow $43 $30 For the Three Months Ended March 31, MF AS UC UNALLOCATED CORPORATE 2024 2023 2024 2023 2024 2023 Net sales $240 $228 $87 $82 - - Operating income (loss) $79 $64 $8 $7 ($1) ($1) Add: RIP expense3 - - - - 1 1 Add: Acquisition-related impacts4 - - - 1 - - Add: Cost reduction initiatives and other - 3 - - - - Adjusted operating income $79 $66 $8 $8 - - Add: Depreciation and amortization 20 18 4 3 - - Adjusted EBITDA $99 $84 $12 $12 - - Operating income margin (Operating income % of net sales) 33.1% 27.9% 8.9% 8.8% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 41.2% 36.8% 14.0% 14.3% NM NM Adjusted Free Cash Flow Reconciliation Segment Adj. EBITDA Reconciliation

2024 Adj. EBITDA Guidance Reconciliation

	Full Year 2024	
	Low	High
Net earnings	$253	$259
Add: Income tax expense	84	86
Earnings before income taxes	$337	$345
Add: Interest expense	40	42
Add: Other non-operating (income), net	(10)	(8)
Operating income	$367	$379
Add: RIP expense[1]	2	2
Adjusted operating income	$369	$381
Add: Depreciation and amortization	96	104
Adjusted EBITDA	$465	$485

2024 Adj. Free Cash Flow Guidance Reconciliation

	Full Year 2024	
	Low	High
Net cash provided by operating activities	$271	$286
Add: Return of investment from joint venture	94	104
Adjusted net cash provided by operating activities	$365	$390
Less: Capital expenditures	(80)	(90)
Adjusted Free Cash Flow	$285	$300

2024 Adj. Diluted EPS Guidance Reconciliation

	Full Year 2024	
	Low	High
Net earnings	$253	$259
Add: Income tax expense	84	86
Earnings before income taxes	$337	$345
Add: RIP (credit)[2]	(2)	(1)
Add: Acquisition-related amortization[3]	7	8
Adjusted earnings before income taxes	$342	$352
Less: Adjusted income tax expense[4]	(86)	(88)
Adjusted net earnings	$256	$264
Diluted net earnings per share[5]	$5.74	$5.91
Adjusted diluted net earnings per share[5]	$5.80	$6.05

1. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating income. We do not expect to make cash contributions to our RIP.
2. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of Net earnings. We do not expect to make cash contributions to our RIP.
3. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
4. Adjusted income tax expense is based on an adjusted effective tax rate of ~25%, multiplied by adjusted earnings before income tax.
5. Based on ~44 million shares outstanding.

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